UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 689-4300

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Acquisition Agreement

On December 29, 2017, Commercial Metals Company (the “Company”) and its direct and indirect wholly-owned subsidiaries, CMC Steel Fabricators, Inc. (“CMC Steel Fabricators”) and CMC Steel US, LLC (“CMC Steel US” and, together with CMC Steel Fabricators, the “Purchasers”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with GNA Financing, Inc. (“GNA Financing”), Gerdau Ameristeel US, Inc. (“Gerdau US”), Gerdau Ameristeel Sayreville Inc. (“Gerdau Sayreville”) and Gerdau Ameristeel WC, Inc. (“Gerdau WC” and, together with GNA Financing, Gerdau US and Gerdau Sayreville, the “Sellers”).

Pursuant to the terms and conditions of the Purchase Agreement, at the closing, Purchasers will acquire (the “Acquisition”) substantially all of Sellers’ rebar fabrication facilities in the U.S. as well as the steel mini-mills (the “Mills”) located in or around Rancho Cucamonga, California, Jacksonville, Florida, Sayreville, New Jersey and Knoxville, Tennessee (collectively, the “Business”) for a cash purchase price of $600.0 million, which is subject to a customary purchase price adjustment as described in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants related to the Business. From the date of the Purchase Agreement until the closing, the Sellers are required to operate the Business in the ordinary course and to comply with certain covenants regarding the operation of the Business. The obligations of the Purchasers are guaranteed by the Company. The obligation of Purchasers to consummate the Acquisition is not subject to any condition related to the availability of financing.

The closing of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the absence of any law or order prohibiting the transactions contemplated by the Purchase Agreement, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the accuracy of representations and warranties set forth in the Purchase Agreement and compliance with covenants set forth in the Purchase Agreement (in each case, subject to certain materiality or material adverse effect qualifications), and (iv) the absence of any material adverse effect with respect to the Business or any of the Mills. The Company expects to close the Acquisition before the end of calendar year 2018.

The Purchase Agreement contains certain termination rights for the parties, including if the Acquisition does not close before 5:30 p.m. Eastern time on December 29, 2018, which may be extended by either party until March 29, 2019, if the waiting period under the HSR Act with respect to the Acquisition has not expired or been terminated or if there is a challenge to the Acquisition under antitrust laws preventing the consummation of the Acquisition, but all other closing conditions have been satisfied or waived. Purchasers have agreed to pay GNA Financing a termination fee of $40.0 million upon termination of the Purchase Agreement under specified circumstances including, among others, a material breach by Purchasers of their antitrust efforts covenant.

At closing, GNA Financing and Purchasers will enter into a transition services agreement pursuant to which GNA Financing and certain of its affiliates will provide, or cause third parties to provide, certain services to accommodate the transition of the Business to Purchasers.

Subject to certain limitations and conditions set forth in the Purchase Agreement, Sellers and Purchasers have agreed to indemnify each other for, among other things, breaches of representations, warranties and covenants contained in the Purchase Agreement, and certain tax and other pre- and post-closing liabilities. To supplement the indemnification provided by the Sellers, the Purchasers have obtained representation and warranty insurance.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Business, the Company, Purchasers, Sellers or any other parties to the Purchase Agreement. The representations, warranties and covenants of each party set forth in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Business, the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Amendment to Credit Facility

In connection with the Purchasers’ entry into the Purchase Agreement, the Company entered into an amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement, dated as of June 26, 2014 (as amended, the “Credit Agreement”), among the Company, CMC International Finance S.à R.L., the subsidiary loan parties from time to time party thereto, the lenders and other financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent (“Bank of America”). The Amendment amends the Credit Agreement to, among other things, permit the potential incurrence by the Company of up to $600.0 million of Incremental Term Loans (as defined in the Credit Agreement) in order to fund the Acquisition and pay transaction fees and expenses related thereto.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The disclosure under Item 1.01 under the heading “Amendment to Credit Facility” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 2, 2018, the Company issued a press release announcing the proposed Acquisition, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 8.01 Other Events

In connection with the Purchasers entry into the Purchase Agreement, the Company entered into a commitment letter, dated December 29, 2017 (the “Commitment Letter”), with Bank of America, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Citi (as defined below), PNC Bank National Association (“PNC Bank”), PNC Capital Markets LLC (“PNC Securities”, and together with PNC Bank, “PNC”), Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”, and together with Bank of America, MLPFS, Citi, PNC and Wells Fargo Bank, collectively the “Commitment Parties”), pursuant to which and subject to the terms and conditions set forth therein, the Commitment Parties have agreed to provide a senior secured term loan B facility in the aggregate principal amount of up to $600.0 million (the “Term Loan B Facility”) to fund all or a portion of the purchase price for the Acquisition and pay certain fees and expenses in connection therewith. As used herein, “Citi” means Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates.

The obligation of the Commitment Parties to provide the Term Loan B Facility is subject to a number of customary conditions, including (i) the execution and delivery of certain definitive documentation with respect to the Term Loan B Facility and (ii) the consummation of the Acquisition in accordance with the Purchase Agreement or substantially concurrently with the borrowing under the Term Loan B Facility.

The Purchasers expect to fund the purchase price for the Acquisition with cash on hand, term loans, borrowings under the revolving credit facility under the Credit Agreement or another credit facility, and/or the proceeds from an offering of one or more series of debt securities.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained herein and in the exhibits that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this Form 8-K include, without limitation, statements related to: the planned acquisition of the Business and the timing and financing thereof; the ability to obtain regulatory approvals and meet other closing conditions for the planned Acquisition; and certain transition services expected to be received in connection with the planned Acquisition. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; potential volatility in the capital markets and its impact on the ability to complete the proposed financing necessary to pay the purchase price; failure to retain key management and employees of the Business; issues or delays in the successful integration of the Business’ operations with those of Purchasers, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the Business from the information technology systems of the Sellers to those of Purchasers as well as risks associated with other integration or transition of the operations, systems and personnel of the Business, each, as applicable, within the term of the post-closing transition services agreement between Purchasers and GNA Financing; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the Acquisition by customers, competitors, suppliers and employees; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and changes in the level of capital investment, and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended August 31, 2017.

Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Stock and Asset Purchase Agreement, dated as of December 29, 2017, by and among Commercial Metals Company, CMC Steel Fabricators, Inc., CMC Steel US, LLC, GNA Financing, Inc., Gerdau Ameristeel US, Inc., Gerdau Ameristeel Sayreville Inc. and Gerdau Ameristeel WC, Inc. (Schedules have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.)

10.1	Fourth Amendment to the Fourth Amended and Restated Credit Agreement, dated as of December 29, 2017, by and among Commercial Metals Company, CMC International Finance, S.à R.L., the lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press Release issued by Commercial Metals Company on January 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 2, 2018

COMMERCIAL METALS COMPANY

By:	/s/ Mary Lindsey
Name: Mary Lindsey
Title: Senior Vice President and Chief Financial Officer